EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                          1999 LONG-TERM INCENTIVE PLAN

     1. PURPOSE. The purpose of the EA Engineering, Science, and Technology, Inc. 1999 Long-Term Incentive Plan (the "Plan") is to benefit and advance the interests of EA Engineering, Science, and Technology, Inc., a Delaware
corporation (the "Company"), and its subsidiaries by rewarding certain key employees of the Company and its subsidiaries for their contributions to the financial success of the Company and thereby motivate them to continue to make such contributions in the future. The Plan provides for grants of Phantom Shares (as defined in Section 4(a) hereof), the value of which is determined by reference to the fair market value of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), and for subsequent payment of cash with respect to such Phantom Shares based, subject to certain limits, on their appreciation in value over stated periods of time.

     2. ADMINISTRATION OF THE PLAN.

     (a) Members of the Committee. The Plan shall be administered, and Phantom Shares shall be granted hereunder, by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall consist of at least three individuals.

     (b) Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan.

     3. ELIGIBLE PERSONS. Phantom Shares may be awarded only to key employees of the Company and its Subsidiaries. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or a subsidiary of the Company for services performed as an employee of the Company or any of its subsidiaries. The Committee shall have the authority to select the individual participants (the "Participants") from among such class of eligible persons to whom Phantom Shares may be granted and to determine the number of Phantom Shares to be granted to each Participant.

     4.  TERMS OR PHANTOM SHARES.

     (a) Definitions. As used in the Plan, the following terms shall have the following meanings:

              (i) "Agreement" shall mean the written agreement governing the grant of Phantom Shares and the payment of the Appreciation Value of such Phantom Shares, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

              (ii) "Appreciation Value" shall mean the excess, it any, of the Value of a Phantom Share on the applicable Early Valuation Date, Valuation Date or termination date (in the event of a termination of employment as described in Section 7(b) hereof), as the case maybe over the Initial Value of such Phantom Share.

              (iii) "Date of Grant" shall mean the date of a grant of Phantom Shares as set forth in the applicable Agreement.

              (iv) "Early Valuation Date" shall mean a date (which, unless otherwise provided by the Committee, shall be December 15) on which a Participant may elect the early measurement and fixing of the Appreciation Value of a Phantom Share in accordance with Section 4(f) hereof.

              (v) "Initial Value" shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine; provided, however, that in no event shall the Initial Value be less then 50% of the Value of the relevant Phantom Share as of the Date of Grant.

              (vi) "Phantom Share" shall mean a contractual right to receive an amount equal to the Appreciation Valuation at such time, and subject to such terms and conditions, as are set forth in the Plan and the applicable agreement.

              (vii)   "Valuation   Date"  shall  mean  the  date  on  which  the
         Appreciation value of a Phantom Share shall be measured and fixed in accordance with Section 4(c) hereof.

              (viii) The "Value" of a Phantom Share on a given date shall be the average closing price of a share of Common Stock on the NASDAQ National Market Exchange or such other national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average of the closing bid prices per share or Common Stock as furnished by a professional market maker making a market in the Common Stock designated by the Committee (the "Average Closing Price"), for the 30-day period ending on such date or such other period as the Committee may determine shall be applicable to a grant of Phantom Shares prior to the relevant Date of Grant. The Average Closing Price of a share of Common Stock shall be determined by dividing (X) by (Y), where (X) shall equal the sum of the closing prices for the Common Stock on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such market maker, as the case may be, during such period, and (Y) shall equal the number of days on which the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such market maker, as the case may be, during such period.

              (ix) To "vest" a Phantom Share held by a Participant shall mean to render such Phantom Share nonforfeitable other than in the event of a termination of such Participant's employment by the Company or any of its subsidiaries for Cause (as defined in Section 7(d) hereof).

     (b) Agreement. Each Agreement (i) shall state the Date of Grant, the name of the Participant and the Participant's employing company, (ii) shall specify the number of Phantom Shares granted and the Initial Value of such Phantom Shares, (iii) shall specify the Valuation Dates and any Early Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined an each such Valuation Date or Early Valuation Date, and any applicable vesting schedule (as provided for in Section 4(d) hereof) for such Phantom Shares, (iv) shall be signed by the Participant and a person designated by the Committee, and
(v) shall be delivered to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable.

     (c) Valuation Dates; Measurement of Appreciation Value. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date. Unless otherwise determined by the Committee, each Valuation Date shall be December 15 and no Valuation Date shall occur later than the year in which the eighth (8th) anniversary of the Date of Grant occurs.

     (d) Vesting. The Committee may in its sole discretion provide in the Agreement that Phantom Shares granted thereunder shall vest (subject to such terms and conditions as the Committee may provide in the Agreement) over such period of time, not in excess of five years from the Date or Grant, as may be specified in a vesting schedule contained therein.

     (e) Payment of Appreciation Value. Except as provided in Section 7 hereof, and subject to the limitations contained in Section 6 hereof, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date or Early Valuation Date, as the case may be, applicable to such Phantom Share.

     (f) Early Formation Dates.

              (i) Election. In its sole discretion, the Committee may provide a prospective Participant an election to establish an Early Valuation Date with respect to a portion or the Phantom Shares granted on a Date of Grant by so notifying the prospective Participant promptly following the determination by the Committee to grant Phantom Shares to such prospective Participant. Such prospective Participant shall inform the Committee in writing whether such Participant elects to avail himself of such Early Valuation Date within fifteen (15) business days of receipt of such notice. Such election is irrevocable once made. Unless the Committee in its sole discretion determines otherwise, no more than twenty-five percent (25%) of the Phantom Shares granted pursuant to the Agreement shall have their Appreciation Value measured on an Early Valuation Date and no Early Valuation Date shall occur prior to either August, 1990 or the vesting of the Phantom Shares whose Appreciation Value is to be fixed on such Early Valuation Date.

              (ii) Payment Restrictions. In the event that the Committee in its sole discretion, determines in good faith that the payment of Appreciation Value with respect to Early Valuation Dates in a calendar year would not be in the best interest of the Company from a financial point of view, the Committee shall defer until such time as it shall determine (which shall in no event be later than the original Valuation Date applicable to such Phantom Shares) the Early Valuation Date with respect to such number, determined proportionally, of the Participants' Phantom Shares with an Early Valuation Date during such calendar year as it shall deem appropriate. An Early Valuation Date that has been deferred to a subsequent calendar year shall in all respects under the Plan be treated like any other Early Valuation Date occurring during such subsequent calendar year; provided, however, that an Early Valuation Date that is deferred into the calendar year in which the Phantom Shares to which it relates would otherwise have had their Valuation Date (if no election had been made under this Section 4(f) shall in all respects under the Plan be treated like a Valuation Date occurring during such calendar year.

     5. PLAN LIMIT ON GRANTS OF PHANTOM SHARES. The maximum aggregate number of Phantom Shares that may be granted under the Plan is 250,000; provided, however, that Phantom Shares that are forfeited hereunder shall not be deemed granted for purposes of such limit and shall be thereafter available for reissuance under the Plan.

     6.  LIMITATIONS ON ANNUAL PAYMENTS.

              (a) Initial Aggregate Annual Limits. Subject to Section 6(b) below, the maximum aggregate dollar amount payable under the Plan in a single calendar year shall not exceed an annual limit for such calendar year (the "Annual Limit"). The Annual Limit for a given calendar year (or the method by which such Annual Limit shall be calculated) shall be established by the Committee prior to the date of the execution of an Agreement with respect to a grant of Phantom Shares having a Valuation Date or Early Valuation Date occurring in such calendar year, and shall be set forth in the Agreement together with the Maximum Annual Limit (as defined in Section 6(b) below) and the formula to be used in increasing such Annual Limit. For purposes of the limitations imposed by this Section 6, the Appreciation Value of a Phantom Share shall be deemed payable on its Valuation Date or Early Valuation Date, as the case may be.

              (b) Maximum Aggregate Annual Limit. Prior to the date of the execution of an Agreement with respect to a grant or Phantom Shares having a Valuation Date or Early Valuation Date occurring in a given calendar year, the Committee shall also establish a maximum annual limit (the "Maximum Annual Limit") for all amounts payable under the Plan in such calendar year and the formula by which the Annual Limit may be increased up to such Maximum Annual Limit. Such formula shall be based on the amount by which cumulative cash flow of the Company exceeds projections or such other factors as the Committee shall deem relevant, and shall be employed by the Committee to make one or more upward adjustments in the Annual Limit for such calendar year as appropriate; provided, however, that the Annual Limit for any calendar year shall not exceed the Maximum Annual Limit established for that calendar year.

              (c) Application of Annual Limit. To the extent that the aggregate dollar amount payable under the Plan in a calendar year exceeds the applicable Annual Limit (taking into account, applicable any increases in the Annual Limit effected in accordance with Section 6(b)), the Appreciation Value payable teach Participant shall be reduced pro rata and the Company shall not be required to pay the amount of any such reduction: provided, however, that the Committee may, in special circumstances, in its sole discretion exempt any Participant from such pro rata reduction.

     7.  EMPLOYMENT REQUIREMENT.

              (a)  Termination  of  Employment.  For  purposes of the Plan,  the employment of a Participant shall be deemed terminated if the Participant is no longer employed by the Company or any of its subsidiaries. As used in this Section 7, he term "Outstanding Phantom Shares" shall mean a Phantom Share granted to a Participant for which the applicable Early Valuation Date or Valuation Date, as the case may be, has not yet occurred (or, in the case of an Early Valuation Date, has been deferred pursuant to Section 4(f) hereof).

              (b) Death, Retirement, Permanent Disability, Voluntary Termination or Termination by the Company Other Than for Cause. If the employment of a Participant terminates before the occurrence of one or more Early Valuation Dates or Valuation Dates applicable to the Participant's Outstanding Phantom Shares for reason or such Participant's death, Retirement or Permanent Disability, voluntary termination by the Participant or termination by the Company or any of its subsidiaries other than for Cause (as such terms are defined in Section 7(d) below), then, unless the Committee in its sole discretion determines otherwise, the Appreciation Value of Outstanding Phantom Shares as to which the Participant's rights are vested as of the termination date shall be calculated and fixed on such termination date. Unless the Committee in its sole discretion determines otherwise, the Appreciation Value so determined shall then be payable to the Participant or the Participant's Beneficiary (as defined below) following the originally scheduled Valuation Dates or Early Valuation Date, as the case may be, in accordance with Section 4(e) hereof. Upon a termination described in this Section 7(b), the Participant shall relinquish all rights with respect to Phantom Shares that are not vested as of such termination date.

              (c) Termination for Cause. If a Participant's employment is terminated by the Company or any of its subsidiaries for Cause, then, unless the Committee in its sole discretion determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom shares shall be forfeited effective as of the date of such termination.

              (d) Definitions. As used in this Section 7, the following terms shall have the following meanings:

                      (i) "Retirement" shall be defined as resignation or termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or a subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion;

                      (ii) "Permanent  Disability"  shall be defined in the same manner as such term or a similar term is defined in the long-term disability policy maintained by the Company or a subsidiary thereof for the Participant and in effect on the date of the Participant's termination of employment with the Company or any subsidiary thereof, unless the Committee determines otherwise in its sole discretion and sets forth an alternative definition in the applicable Agreement;

                      (iii) "Termination for Cause" shall be defined as a termination of employment with the Company or any subsidiaries which, as determined by the Committee, is by reason of (A) "cause" as defined in any employment agreement applicable to the Participant, or (B) for Participants who do not have an employment agreement that defines "cause," (x) a material breach by the Participant of any employment agreement where "cause" is not defined, or a failure or refusal by a Participant to substantially perform a material duty of such Participant's employment, in the case or a Participant whose employment is not subject to an employment agreement, (y) the commission by the Participant of a felony or the perpetration by the Participant of a dishonest act or common law fraud against the Company or any subsidiary thereof, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof, and

                      (iv) "Beneficiary" or "Beneficiaries"  shall be defined as the person(s) designated by the Participant pursuant to the provisions of the Agreement to receive payments pursuant to such Agreement upon the death. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Agreement shall provide the Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee.

     8. EFFECT OF CERTAIN CORPORATE CHANGES AND CHANGES IN CONTROL.

              (a) Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another corporation, (ii) one person becomes the beneficial owner of more than fifty percent (50%) of the issued and outstanding equity securities of the Company (for purposes of this Section 8(a), the terms "person" and "beneficial owner" shall have the meanings assigned to them in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), (iii) all or substantially all of the assets of the Company are acquired by another corporation, person or entity (each such event in (i), (ii) or (iii) or any other similar event or series of events which results in an event described in (i), (ii) or
         (iii),  being hereinafter  referred to as a "Reorganization  Event") or
         (iv) the Board of Directors of the Company (the "Board") shall propose that the Company enter into a Reorganization Event, then the Committee shall take one of the following actions, the choice of which being in its sole discretion, with respect to the Plan, unless, in the case of any Participant, the Participant agrees otherwise: (A) cause the surviving entity or new owner, as the case may be, to agree to adopt the Plan and to maintain it, with respect to all grants outstanding under the Plan as of the date of the Reorganization Event, in
         accordance   with  the   terms  in   effect  as  of  the  date  of  the
         Reorganization Event, and to agree to adopt the Agreements and to continue in effect their respective terms as such terms were in effect as of the date of the Reorganization Event, except that (x) the Plan and related Agreements may be modified to utilize the stock of such surviving entity or new owner, in lieu of the Common Stock, to measure the Value of the Phantom Shares, if equitable adjustments are made to reflect the relative values of such stock immediately prior to the occurrence of the Reorganization Event or (y) if the Common Stock continues to be utilized to measure the value of the Phantom Shares, equitable adjustments are to be made to reflect the relative values of such stock immediately prior to and following the Reorganization Event, if appropriate, or (B) determine the Appreciation Value of the Phantom Shares by reference to the consideration to be paid for the Common Stock in such Reorganization Event, and modify the Plan and the related Agreements, if appropriate, to provide that when and if the Participant is entitled to a payment under the provisions of the Plan and related Agreement (including, without limitation, the provisions regarding vesting, payment, limitations on annual payments and employment requirements) as they were in effect prior to the proposal of the Reorganization Event, such payment shall be computed on the basis of such Appreciation Value as so determined. Notwithstanding the provisions of the preceding sentence, in the event that the effect of the provisions contained in the preceding sentence should become a material impediment, either from a financial point of view or otherwise, to the consummation of a proposed Reorganization Event, the Committee may take such action as it deems equitable and appropriate to provide each Participant with a benefit equivalent to that which he would have been entitled had such event not occurred. Further, for the purposes of the first sentence of this Section 8, no event or series of events involving EA Engineering, Science, and Technology, Inc., the Company or any of its respective subsidiaries or affiliates shall be deemed to be a Reorganization Event unless such event or series of events results in there being no class of equity securities of the Company which is publicly traded. Any action taken by the Committee may be made conditional upon the consummation of the applicable Reorganization Event. Further, in the event that a division or subsidiary of the Company is acquired by another corporation, person or entity, the Company is reorganized, dissolved or liquidated, an event or series of events involving a corporate restructuring not described in the first sentence of this Section occurs, or the Board shall propose that the Company enter into any such transaction, event or series of events, then the Committee will take such action as it, in its sole discretion, deems equitable or appropriate to provide each Participant with a benefit equivalent to that which he would have been entitled had such event not occurred.

              (b) Dilution and Other Adjustments. In the event of a stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, the Committee may, in its sole discretion, make any or all of the following adjustments to provide each Participant with a benefit equivalent to that which he would have been entitled had such event not occurred: (i) adjust the number of Phantom Shares granted to each Participant, (ii) adjust the Initial Value of such Phantom Shares, and (iii) make any other adjustments, or take such action, as Committee, in its sole discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning or the Plan.

     9. SOURCE OF PAYMENTS. The general funds of the Company shall be the sole source of payments of Appreciation Value under the Plan, and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

     10. MISCELLANEOUS.

              (a) No Rights to Grants or Continued Employment. No Employee shall have any claim or right to receive grants of Phantom Shares under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained by the Company or any of its subsidiaries.

              (b) Restrictions on Transfer. The rights of a Participant with respect to Phantom Shares shall not be transferable by the Participant to whom such Phantom Shares are granted, otherwise than by will or the laws of descent and distribution.

              (c) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have right to deduct from all payments made under the Plan to a Participant or to a Participant's Beneficiary any Federal, state or local taxes required by law to be withheld with respect to such payments.

              (d) Stockholder Rights. No grant of Phantom Shares under the Plan shall entitle a Participant or Beneficiary to rights of a holder of shares of Common Stock.

              (e) No Restriction on Right of Company to Effect Corporate Change. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     11. AMENDMENT. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Phantom Shares shall previously have been granted, adversely affect the rights of such Participant in such Phantom Shares.

     12. EFFECTIVE DATE. The Plan shall be effective as of January 14, 1999 (the "Effective Date") and shareholder approval shall be sought at the first annual meeting of stockholders on or following such date.

     13. TERMINATION. Unless previously terminated pursuant to Section 11 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Phantom Shares may be awarded hereunder after such date.

     14. HEADINGS. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

     15. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.